Exhibit 23.2
                    CONSENT OF INDEPENDENT ACCOUNTANTS
                    ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 2000 relating to the financial statements and financial statement schedule of Mettler-Toledo International Inc., which appears in Mettler-Toledo International Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


PricewaterhouseCoopers AG

Zurich, Switzerland
February 16, 2001